NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[*]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

[*] AGREEMENT

THIS AGREEMENT. made and entered into this 15th day of July, 2011, by and between BAY PETROLEUM CORP., Stillwater, Oklahoma, hereinafter referred to as "Bay," and AMERICAN PETRO-HUNTER. INC.. Wichita, Kansas, hereinafter referred to as ''APH."

WHEREAS, Bay owns leases in [*], and APH is desirous of purchasing working interests; and

WHEREAS. the parties hereto have agreed to specific drilling sites on the German lease in the Ripley Prospect, in the following locations, to-wit:

a)
[*] (160 acres), and [*] (160 acres). APH is purchasing a twenty percent (20%) working interest which carries a fifteen and six-tenths percent (15.6%) net revenue interest [*]. After completion, the expenses to APH will be twenty (20%) of the operating expense.

b)
[*] (80 acres). APH is purchasing a fifty percent (50%) working interest which carries a thirty-seven and one-half percent (37.5%) net revenue interest. [*]. After completion, the expense to APH will be fifty percent (50%) of the operating expenses.

c)
[*] (160 acres). APH is purchasing a ten percent (10%) working interest, which carries a seven and eight-tenths percent (7.8%) net revenue interest. [*]. After completion, the expense to APH will be ten percent (10%) of the operating expenses.

d)
[*]. This is an undeveloped stand-up 80 acre lease [*]. APH is purchasing a ten percent (10%) working interest which carries a seven and eight-tenths percent (7.8%) net revenue interest. [*]. After completion. the expense to APH will be ten percent (10%) of the operating expenses.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[*]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

e)
[*]. APH is purchasing a ten percent (10%) working interest which carries a seven and one-half percent (7.5%) net revenue interest. [*]. After completion, the expense to APH will be ten percent (10%) of the operating expenses.

NOW. THEREFORE. the parties agree as follows, to-wit:

APH agrees to pay Bay the sum of Two Hundred Thousand Dollars ($200,000.00), on or before July 24, 2011, for the working interests respectively set forth in a) through e) above, and Bay will assign and file assignments. This locks in the fractional ownership of the leases and the guaranteed rate of participation and land costs for the next eleven (11) wells.

Bay agrees to completion of assignments and filing of ownership of percentages of working interests sold to APH, as set forth herein.

THIS AGREEMENT constitutes the entire agreement between and may be modified only by written agreement of the parties.

BAY PETROLEUM CORP.	AMERICAN PETRO-HUNTER, INC.

By:	By:

Date:	By: